SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2012 (April 9, 2012)

 Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850

(Address of Principal Executive Offices)

(301) 366-4841

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

On April 9, 2012, Neuralstem, Inc. (“Company”) received the resignation of John Conron in connection with his retirement, as the Company’s Chief Financial Officer and principal accounting officer, effective immediately. Mr Conron’s resignation and retirement was not as a result of any disagreement with the Company or its management.

Appointment of Interim Chief Financial Officer

Effective April 9, 2012, the Company appointed, on an interim basis, I. Richard Garr, the Company’s President and Chief Executive Officer and General Counsel, as Chief Financial Officer and acting principal financial officer. Biographical information for Mr. Garr is set forth below:

Mr. I. Richard Garr, JD, age 59, has been a director and our Chief Executive Officer since 1996.  Mr. Garr was previously an attorney with Beli, Weil & Jacobs, the B&G Companies, and Circle Management Companies. Mr. Garr is a graduate of Drew University (1976) and the Columbus School of Law, The Catholic University of America (1979). Additionally, he was a founder and current Board member of the First Star Foundation, a children’s charity focused on abused children’s issues; a founder of The Starlight Foundation Mid Atlantic chapter, which focuses on helping seriously ill children; and is a past Honorary Chairman of the Brain Tumor Society. In evaluating Mr. Garr’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his broad experience in Neural Stem Cells.  He is among the longest serving executives in the field.

There is no family relationship between Mr. Garr and any of the Company’s other officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC.

By:	/s/ I. Richard Garr
I. Richard Garr Chief Executive Officer

Dated: April 12, 2012